Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

December 6, 2019

SITE Centers Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

Re:	Up to $250,000,000 of Common Shares, $0.10 Par Value Per Share, To Be Offered Pursuant to the Sales Agency Financing Agreements

Ladies and Gentlemen:

We have acted as counsel for SITE Centers Corp., an Ohio corporation (the “Company”), in connection with the issuance and sale of up to $250,000,000 aggregate offering price of common shares, $0.10 par value per share, of the Company (the “Shares”) pursuant to the Sales Agency Financing Agreements listed on Schedule I attached hereto (the “Sales Agency Financing Agreements”) and the Master Confirmations for Forward Stock Sale Transactions listed on Schedule II attached hereto. The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Act”) in accordance with the terms of the Sales Agency Financing Agreements.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered pursuant to the terms of the Sales Agency Financing Agreements against payment of the consideration therefor as provided therein, will be validly issued, fully paid, and nonassessable; provided that such consideration is at least equal to the stated par value of the Shares.

In rendering the opinion above, we have assumed that (i) the resolutions authorizing the Company to issue and deliver and sell the Shares pursuant to the Sales Agency Financing Agreements will be in full force and effect at all times at which the Shares are issued and delivered or sold by the Company and the Company will take no action inconsistent with such resolutions, and (ii) the timing of, the terms of and the consideration for each issuance of Shares by the Company under the Sales Agency Financing Agreements will be approved by the Board of Directors of the Company or an authorized committee or subcommittee of the Board of Directors.

The opinion expressed herein is limited to the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K, dated the date hereof, filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (No. 333-225621) (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Act and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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Schedule I

Sales Agency Financing Agreements

1.

Sales Agency Financing Agreement, dated as of December 7, 2018, by and among the Company, BNY Mellon Capital Markets, LLC, as sales agent and forward seller, and The Bank of New York Mellon, as forward purchaser, as amended by Amendment No. 1, dated as of December 6, 2019, by and among the Company, BNY Mellon Capital Markets, LLC and The Bank of New York Mellon

2.

Sales Agency Financing Agreement, dated as of December 7, 2018, by and between the Company and BTIG, LLC, as sales agent, as amended by Amendment No. 1, dated as of December 6, 2019, by and between the Company and BTIG, LLC

3.	Sales Agency Financing Agreement, dated as of December 6, 2019, by and between the Company and Capital One Securities, Inc., as sales agent

4.	Sales Agency Financing Agreement, dated as of December 6, 2019, by and between the Company and Evercore Group L.L.C., as sales agent

5.

Sales Agency Financing Agreement, dated as of December 7, 2018, by and between the Company and Jefferies LLC, as sales agent, forward seller and forward purchaser, as amended by Amendment No. 1, dated as of December 6, 2019, by and between the Company and Jefferies LLC

6.

Sales Agency Financing Agreement, dated as of December 7, 2018, by and between the Company and KeyBanc Capital Markets Inc., as sales agent, forward seller and forward purchaser, as amended by Amendment No. 1, dated as of December 6, 2019, by and between the Company and KeyBanc Capital Markets Inc.

7.	Sales Agency Financing Agreement, dated as of December 6, 2019, by and among the Company, RBC Capital Markets, LLC, as sales agent and forward seller, and Royal Bank of Canada, as forward purchaser

8.	Sales Agency Financing Agreement, dated as of December 6, 2019, by and between the Company and Regions Securities LLC, as sales agent

9.

Sales Agency Financing Agreement, dated as of December 7, 2018, by and among the Company, Scotia Capital (USA) Inc., as sales agent and forward seller, and The Bank of Nova Scotia, as forward purchaser, as amended by Amendment No. 1, dated as of December 6, 2019, by and among Company, Scotia Capital (USA) Inc. and The Bank of Nova Scotia

10.

Sales Agency Financing Agreement, dated as of December 7, 2018, by and between the Company and Stifel, Nicolaus & Company, Incorporated, as sales agent, forward seller and forward purchaser, as amended by Amendment No. 1, dated as of December 6, 2019, by and between the Company and Stifel, Nicolaus & Company, Incorporated

11.

Sales Agency Financing Agreement, dated as of December 7, 2018, by and between the Company and TD Securities (USA) LLC, as sales agent, forward seller and forward purchaser, as amended by Amendment No. 1, dated as of December 6, 2019, by and between the Company and TD Securities (USA) LLC

12.

Sales Agency Financing Agreement, dated as of December 6, 2019, by and among the Company, Wells Fargo Securities, LLC, as sales agent and forward seller, and Wells Fargo Bank, National Association, as forward purchaser

Schedule II

Master Confirmations for Forward Stock Sale Transactions

1.

Master Confirmation for Forward Stock Sale Transactions, dated December 7, 2018, by and between the Company and The Bank of New York Mellon, as amended by Amendment to Registered Forward Transaction Confirmation, dated December 6, 2019, by and between the Company and The Bank of New York Mellon

2.

Master Confirmation for Forward Stock Sale Transactions, dated December 7, 2018, by and between the Company and Jefferies LLC, as amended by Amendment to Registered Forward Transaction Confirmation, dated December 6, 2019, by and between the Company and Jefferies LLC

3.

Master Confirmation for Forward Stock Sale Transactions, dated December 7, 2018, by and between the Company and KeyBanc Capital Markets Inc., as amended by Amendment to Registered Forward Transaction Confirmation, dated December 6, 2019, by and between the Company and KeyBanc Capital Markets Inc.

4.	Master Confirmation for Forward Stock Sale Transactions, dated December 6, 2019, by and between the Company and Royal Bank of Canada

5.

Master Confirmation for Forward Stock Sale Transactions, dated December 7, 2018, by and between the Company and The Bank of Nova Scotia, as amended by Amendment to Registered Forward Transaction Confirmation, dated December 6, 2019, by and between the Company and The Bank of Nova Scotia

6.

Master Confirmation for Forward Stock Sale Transactions, dated December 7, 2018, by and between the Company and Stifel, Nicolaus & Company, Incorporated, as amended by Amendment to Registered Forward Transaction Confirmation, dated December 6, 2019, by and between the Company and Stifel, Nicolaus & Company, Incorporated

7.

Master Confirmation for Forward Stock Sale Transactions, dated December 7, 2018, by and between the Company and TD Securities (USA) LLC, as amended by Amendment to Registered Forward Transaction Confirmation, dated December 6, 2019, by and between the Company and TD Securities (USA) LLC

8.	Master Confirmation for Forward Stock Sale Transactions, dated December 6, 2019, by and between the Company and Wells Fargo Bank, National Association